Exhibit 10.25

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Settlement Agreement") is entered into as of July 24, 2024 by and between OS Capital Partners LLC ("GS") and DarkPulse, Inc. (hereafter, "DPLS"), on the other hand. GS and DPLS are collectively referred to as the “Parties.”

Recitals

WHEREAS, the Parties have entered into a 6% Redeemable Note ("Note") pursuant to which there is a balance owed by DPLS to GS;

WHEREAS, GS commenced an action in New York Supreme Court titled, GS Capital Partners LLC v. DarkPulse, Inc., Index No. 652689/2023, asserting a breach of the Note;

WHEREAS, a judgment was entered against DPLS in favor of GS in the amount of $2,511,822.51 (the "Judgment");

WHEREAS, on September 27, 2023, in response to the Judgment, DPLS and GS entered into a settlement agreement (First Settlement) to resolve the Judgment, which required DPLS to, among other things, (1) make monthly payments of $100,000.00 to GS, (2) establish a reserve of its Common Stock for the benefit of GS initially containing 2,511,822,510 shares (the "Initial Reserve), and (3) file a registration statement on Form S-1 (Registration Statement) providing for the resale of shares of DPLS' common stock by GS (in connection with the First Settlement) through the registration of the Initial Reserve in an amount equal 2,511,822,510 shares. DPLS has not complied with all the terms of the First Settlement giving rise to a GS claim for the Judgment balance of $2,673,423.19 ("Balance") in default interest and the foreclosure on shares of Preferred Series A stock in DPLS ("Breach of Settlement Claims");

WHEREAS, on July 3, 2024, GS commenced an action against DPLS in the Eighth Judicial District Court, Clark County, Nevada, to which DPLS expressly agrees to such venue and jurisdiction, asserting the Breach of Settlement Claims ("Action")

WHEREAS, the Parties desire to settle the Breach of Settlement Claims and have engaged in arms' length negotiations, with each Party having been represented by counsel, in a joint effort to settle the Breach of Settlement Claims; and

WHEREAS, the Parties desire to settle the Breach of Settlement Claims on the terms stated herein, through the initiation of a legal proceeding in order to obtain the approval of the Court (as defined in Section l(c), below) in satisfaction of, and pursuant to, Section 3(a)(10) of the Securities Act of 1933 (15 U.S.C. § 77c(a)(10) (1976)) (hereafter, "Section 3(a)(10)");

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and other good and valuable consideration provided for herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

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1.           Exchange of Settlement Documents.

a.	Together with the execution of this Settlement Agreement, DPLS shall deliver via em.ail to GS, an executed scanned copy of the confession of judgment setting forth an award in favor of GS and against DPLS of $2,673,423.19, subject to any reductions per Section 3e herein, fully executed and in the form attached hereto at Exhibit 1 (the "Confession of Judgment"). Within 10 days after the final share distribution under paragraph 3 hereof is made, ifDPLS has fully com.plied with all of its obligations hereunder, GS will (1) return to DPLS or destroy all copies of the Confession of Judgment; and, (2) if requested in writing by DPLS, file with the Court an Acknowledgement of Full Satisfaction of Judgment acknowledging full satisfaction of the Settlement Agreement.

b.	As soon as practicable after the filing of the Action (though no earlier than fifteen days thereafter), the Parties shall jointly file with the Court a Motion to Approve Settlement Agreement under Section 3(a)(10), or a similarly fashioned pleading (the "Motion"), and set the hearing thereon at the earliest time practical to obtain the Court's order approving the Motion. All Parties will support the granting of that Motion, including, without limitation, providing for any additional provisions not otherwise materially inconsistent with the terms and conditions of this Settlem.entAgreem.ent. If the Motion is denied or not approved within 60 days of filing, this Settlement Agreement shall be null and void. GS shall prepare the Motion, and DPLS shall promptly cooperate with all aspects of the filing and hearing to seek approval of the Motion.

2.           Forbearance Period. GS agrees to hold the Confession of Judgment and not to file or otherwise enforce the Confession of Judgment during the "Forbearance Period." The Forbearance Period shall begin concurrently upon execution of this Settlement Agreement and shall end if and only in the event that DPLS fails to com.ply with the share issuance requirements set forth in Section 3, below.

3.           DPLS Share Issuances to GS. Upon approval of the Court:

a.	DPLS shall issue to GS free trading unrestricted shares of its common stock (subject to counsel of GS providing all relevant legal opinions) ("Settlement Shares") pursuant to a drawdown request and instructions by GS as delivered to DPLS or its Transfer Agent, in the form of Exhibit 2, in amounts determined by GS (each, a "Drawdown").

b.	In no event shall the GS be allowed to effect a Drawdown if such Drawdown, along with all other shares of DPLS Common Stock beneficially owned by GS and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of DPLS.

c.	The Settlement Shares shall be issued to GS at a price for each share equal to the average of the three lowest volume-weighted average prices ("VWAPs") of the Settlement Shares as reported on the National Quotations Bureau OTC Markets exchange which DPLS's shares are traded or any exchange upon which the Settlement Shares may be traded in the future ("Exchange"), for the five prior trading days ("Drawdown Price").

d.	It is anticipated that for each Drawdown, DPLS will not need to take any further action or provide any further consents or instructions. However, if required to do so, DPLS shall promptly instruct its Transfer Agent to issue the Settlement Shares via DWAC. GS or its broker shall promptly submit any instructions necessary to initiate, accept and receive such DWAC transfers into GS's brokerage account for each Drawdown.

e.	DPLS and GS agree that the amount of the Balance shall be reduced by the net proceeds received by GS from its sale of the Settlement Shares. GS shall provide DPLS written statements of the net proceeds received from each Drawdown each quarter.

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f.	DPLS shall take all actions necessary to ensure that all Settlement Shares are (1) issued under Section 3(a)(10); (2) duly authorized and, when issued, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, and preemptive and similar rights to subscribe for or purchase securities; and, (3) free from restrictive legend.

g.	If the any Settlement Shares are not issued and delivered within three trading days of GS's issuance of the instructions, GS shall have the right to have the Court enter the Confession of Judgment and to proceed to enforce that judgment, without further delay.

h.	GS shall be allowed to sell, the greater of (1) in one week, no more than 1% of the total outstanding shares of the Company as reported in the Company's most recently filed SEC report or registration statement, which number may be updated from time to time, based upon the number of shares reflected as being outstanding in the Company's most recent SEC filing, on a non-cumulative basis, meaning that if the amount of shares allowed to be sold under this subparagraph are not sold in any specific week, that the unsold amount cannot be cumulated and sold in any subsequent week or weeks with the sale of other shares that are allowed to be sold in a specific week, and that all of such sales be shall made at the "ask" price and not at the "bid" price for the Company's shares in any applicable public market for such shares, and (2) 15% of the daily trading volume of the Company's common stock on any single trading day (the "daily trading volume" shall be defined as the number of shares of the Company's common stock traded on any stock exchange during regular trading hours on the applicable trading day).

i.	Upon satisfaction of the obligations contained in this Settlement Agreement, GS and DPLS shall terminate the Pledge Agreement dated September 27, 2023 and GS shall release all release claims and liens it has on the 100 shares of Series A Super Voting Preferred Stock ofDPLS ("Series A") owned by Dennis O'Leary so that GS shall have no rights to any shares of Series A Preferred Stock of DPLS. For the avoidance of doubt, GS agrees to not to foreclose on the Series A so long as DPLS is in compliance with the Settlement Agreement.

4.            Reserve. DPLS shall issue irrevocable transfer agent instructions reserving 2,500,000,000 shares of its common stock (the "Share Reserve") as the settlement Shares set forth in Exhibit 3. Upon full satisfaction of the Balance, any shares remaining in the Share Reserve shall be cancelled.

DPLS shall pay all transfer agent costs associated with issuing and delivering the Settlement Shares to GS. DPLS shall at all times reserve a minimum of 1 times the number of shares required to satisfy a full conversion of the outstanding Balance. GS may reasonably request increases from time to time to reserve such amounts. DPLS will instruct its transfer agent to provide the outstanding share information to the GS in connection with its conversions.

5.            Prepayment. DPLS shall have the right to prepay any or all of the Balance, without penalty.

6.           General Release Between GS and DPLS. GS, on the one hand, and DPLS, on the other hand, effective upon approval of the Settlement Agreement by the Court and except for the obligations contained in this agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby absolutely, fully, and forever release, relieve, waive, relinquish, and discharge the other, and each of them, as well as each of their respective successors, predecessors, assigns, affiliates, principals, parent companies, subsidiary companies, officers, directors, joint venturers, franchisors, shareholders, members, partners, agents, servants, employers, employees, heirs, distributees, beneficiaries, executors, representatives, administrators, accountants, attorneys, insurers, guarantors and each of them (the "Releasees"), from any and all claims, affirmative defenses, liabilities, demands, judgments and causes of action of any kind or nature, in law or in equity, whether known or unknown, whether fixed or contingent, whether actual or alleged, which existed at the time of the signing of this Settlement Agreement, whether or not arising from or related to the facts alleged by GS and/or DPLS in the Action or that could have been alleged by any of such parties in such Action, and any cross-complaint, counter-complaint, answer or other pleading that was or could have been filed by any of the Parties or that arose in connection with any of the matters stated in the Recitals to this Settlement Agreement. Notwithstanding the foregoing, nothing herein is intended to alter, amend, release or otherwise affect the Unaffected Rights and/or the obligations arising under this Agreement. Also, notwithstanding the foregoing, if the Court does not timely (within 60 days of the execution of this Settlement Agreement) approve the Settlement Agreement, such releases shall be null and void.

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7.           Further Actions. Each of the Parties agrees to take such actions and/or to execute such documents as reasonably may be necessary to effectuate, achieve, or/and clarify the purposes of this Settlement Agreement.

8.           No Assignment. Each of the Parties represents and warrants to each of the other Parties that, except as provided herein, said Party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a party to this agreement any right, claim, demand, damage, debt, liability, obligation, account, reckoning, cost, expense, lien, action, or cause of action which the party has ever had against any of the other Parties to this agreement, or any part or portion thereof. Each of the Parties to this agreement agrees to indemnify each of the other Parties, and to hold each of them harmless, of, from, and against any and all rights, claims, demands, damages, debts, liabilities, obligations, accounts, reckonings, costs, expenses, liens, actions, or causes of action (including the payment of reasonable attorneys' fees and costs, whet er or not litigation is commenced), based on, arising out of or in connection with, or otherwise attributable to, any such transfer or assignment.

9.           No Waiver of Breaches. No delay in exercising any right or remedy hereunder shall constitute a waiver thereof, and no waiver by a Party of a breach of this agreement shall be a waiver of any preceding or succeeding breach.

10.           Representations and Warranties.

a.	DPLS and GS represent and warrant to the each other that nothing contained in this Settlement Agreement violates the terms of any other agreement or any applicable law. DPLS expressly represents and warrants the issuance of the Settlement Shares under the terms of this Settlement Agreement by DPLS will not constitute or cause a breach of any DPLS shareholder rights or trigger the requirement that DPLS must issue or sell additional shares to any other person, including, without limitation, to any of DPLS (except as otherwise provided in this Agreement), and including, without limitation, any anti-dilution provision under any contract or security to which DPLS is a party or an issuer.

b.	Within four business days of the Court approving the settlement, DPLS shall disclose the material terms of this settlement in a form 8-K filed with the Securities and Exchange Commission.

c.	No representations or warranties have been or are being made by any of the Parties, including their parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, shareholders, members, partners, employees, agents or representatives, in connection with the purchase and sale of the securities being made pursuant to this Settlement Agreement, except as expressly stated herein.

d.	This Settlement Agreement and the releases contained herein shall not be deemed an admission by any of the Parties of any sort. No right shall inure to any third party from the obligations, representations and agreements made or reflected herein.

e.	Each of the Parties acknowledges that it has read this Settlement Agreement, has been, or has had the opportunity to be, represented by independent counsel of his or its own choice in connection with the circumstances leading up to the execution of the Settlement Agreement, understands its terms, conditions and consequences, and is freely and voluntarily entering into this Settlement Agreement.

f.	Nothing in this Settlement Agreement shall release or waive the obligations or rights set forth in this Agreement.

g.	The Parties will represent to the Court that the terms of this Settlement Agreement are fair to GS, and fair to DPLS and its stockholders.

h.	DPLS will confirm in writing, as requested by GS, that at no time was GS ever, and was not at time of the issuance of the confirmation, an affiliate, officer, director, or 10% or more stockholder ofDPLS.

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11.           Terms of Agreement Are Contractual. It is expressly understood and agreed that the terms of this Settlement Agreement (including the recitals in the preamble) are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each released Party hereto.

12.           Notice. Any notice required or appropriate under this Settlement Agreement shall be given at the Parties' addresses given below, as may be amended, and shall be deemed to have been successfully sent and delivered on the date that such notice is either (a) actually received by air courier or messenger, evidenced by the signature of the parties; or (b) sent via fax and email to both the party to whom notice is intended, and with a copy of such notice to the parties' counsel.

13.           Binding Agreement. The provisions of this Settlement Agreement shall be binding upon, and shall obligate, extend to, and inure to the benefit of, each of the legal successors, assigns, transferees, grantees, and heirs of each of the Parties, and all persons who may assume any or all of the above-described capacities subsequent to the execution of this Settlement Agreement.

14.           Entire Agreement. This Settlement Agreement contains the final, complete, exclusive, and entire agreement and understanding concerning the matters referenced in the Recitals between the Parties (except as noted hereafter in this paragraph), and supersedes and/or replaces any and all prior negotiations, proposed agreements, and agreements, whether written or oral on such subject matter. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation, or warranty whatsoever, express or implied, which is not contained herein concerning such subject matter, to induce the Party to execute this Agreement, and acknowledges that the party has not executed this Settlement Agreement in reliance upon any such promise, representation, or warranty not contained herein.

15.           Modification. This Settlement Agreement may not be modified except by a writing signed by all Parties affected by such purported modification.

16.           Severability. In the event that any portion of this Settlement Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining portions of this Settlement Agreement and the application thereof shall not in any way be affected thereby.

17.           Interpretation. Whenever in this Settlement Agreement the context may so require, the neuter gender shall be deemed to refer to and include the masculine and the feminine, the singular number shall be deemed to refer to and include the plural, and vice versa. This Settlement Agreement is the result of negotiations, and no Party shall be deemed to have drafted this Settlement Agreement for purposes of construing any portion of the Settlement Agreement for or against any Party. The descriptive headings in this Settlement Agreement are included for convenience of reference and are not intended to affect the meaning or construction of any of the provisions herein. Any exhibit attached hereto shall be deemed to have been incorporated herein by this reference as if set forth herein at length.

18.           Attorneys' Fees and Costs. The Parties agree that except as otherwise included in the consideration exchanged in this Settlement Agreement and the Unaffected Rights, the Parties agree to bear their own costs and attorney's fees incurred to date, if any. In the event that one of the Parties is required to incur attorneys' fees and/or costs to enforce or interpret any provision of this Settlement Agreement in an action against another Party, or is required to defend any action brought by any other Party, based on, arising from or related to this Settlement Agreement or to a matter released under this Agreement, the unsuccessful Party agrees to pay to the prevailing Party its reasonable attorneys' fees and costs.

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19.           Governing Law and Jurisdiction. This Settlement Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of Nevada without giving effect to its conflicts of law provisions. The Parties each expressly agree and consent to the appropriateness of the venue and jurisdiction of the State of Nevada and all state and federal courts having geographical jurisdiction for such County as the exclusive forum for the purposes of any action to enforce or interpret this Agreement.

20.           Capacity to Execute. Each of the Parties, and each person signing this Agreement, represents and warrants that it and its representative(s) executing this Settlement Agreement on its behalf each has the authority and capacity to execute this Agreement, to make its warranties and representations, to perform its covenants, to give its releases, and to fulfill its conditions.

21.            Counterparts. Except as otherwise provided herein, the Parties may execute this Agreement, and any modification(s) hereof, in two or more counterparts which shall, in the aggregate, be signed by all of the Parties. Each counterpart shall be deemed an original instrument as against any Party who has signed it. A faxed or scanned copy of the signature of any of the Parties shall have the same force and effect as an original signature of such Party.

22.           Time of the Essence. To the extent that performance is to be governed by time, time shall be deemed to be of the essence hereof.

23.            Non-circumvention. DPLS hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Settlement Agreement, and will at all times in good faith carry out all the provisions of this Settlement Agreement and take all action as may be required to protect the rights of GS hereunder.

WHEREFORE, the Parties have executed this agreement on the day and year set out next to each of their signatures.

GS:		DPLS:

GS CAPITAL PARTNERS LLC		DARK.PULSE, INC.

BY:	/s/ Gabe Sayegh	BY:	/s/ Dennis O’Leary

NAME:	Gabe Sayegh	NAME:	Dennis O’Leary

TITLE:	President	TITLE:	CEO

DATED:	7/24/2024	DATED:	7/24/2024

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Exhibit 1 - Confession of Judgment

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Exhibit 2 -Drawdown Notice

The undersigned hereby requests _______________ shares of DarkPulse, Inc. ("DPLS") Common Stock, as set forth below, pursuant to the conditions of the Settlement Agreement between GS Capital Partners, LLC and DPLS dated July 2024.

Delivery instructions for the shares are as follows:

The undersigned hereby requests that DPLS issues shares of Common Stock to be transferred using the DTC System for the benefit of the party specified immediately below:

GS Capital Partners, LLC

Attn: Gabe Sayegh, President

1325 Airmotive Way #202,

Reno, NV 89502

TIN:

Please deliver the shares using the following DWAC instructions:

DTC Broker:

DTC Number:

FBO: GS Capital Partners, LLC

Account Number:

Date of Drawdown: ______________

Number of Shares: _______________

GS Capital Partners, LLC

By: ____________

Name: __________

Title: ___________

Date: ___________

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Exhibit 3 – TA Letter

July_, 2024

Standard Registrar & Transfer Co., Inc.

Re: Irrevocable Transfer Agent Instructions

Ladies and Gentlemen:

On July 24 2024, DarkPulse, Inc., a Delaware corporation (the "Company"), and GS Capital Partners, LLC (“GS”) have entered into a Settlement Agreement (the “Agreement”).

You, as transfer agent, are hereby irrevocably authorized and instructed to reserve 2,500,000,000 shares of common stock (“Common Stock”) of the Company for issuance upon for Drawdown in accordance with the terms of the Agreement (“Reserved Shares”). GS shall have the right to periodically request from the Company that the number of Reserved Shares be increased so that the number of Reserved Shares at least equals 100% of the number of shares of Company common stock issuable upon Drawdown of the full Balance due under the Agreement. The transfer agent is not responsible for any figures used to determine conversions and the resulting number of shares to be issued. The transfer agent is not responsible for determining GS’s reserve balance. These items are to be determined by GS and the Company. The transfer agent can only issue up to the number of shares requested in the reserve letter. When that figure has been met, GS can request an increase in shares from the Company. The Company will instruct the transfer agent to increase the reserve accordingly, assuming sufficient authorized, unissued, and unreserved shares exist. The transfer agent will have no authority to increase the reserve without formal written instruction by the issuer. Once the Company pays all amounts due under the Agreement, upon written (e-mail being acceptable) confirmation by the GS or GS Counsel as well as the Company, Transfer Agent shall have no further obligation to maintain a reserve on behalf of the GS or to issue any share of Common Stock to the GS under the terms of that Agreement.

The Company must be participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program in order for the shares to be delivered electronically. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

The shares shall be issued within three (3) business days of Standard Registrar’s compliance review of the Notice of Conversion. If the Company’s account is at least 30 days past due, the GS is responsible for the prepaid Transfer Agent transfer and shipping fees. In no event shall the Transfer Agent be required to issue and deliver share certificates without the prior payment of its fees for the certificates to be issued. Transfer Agent shall directly provide the GS with the number of shares of authorized capital and the outstanding shares of the Company upon request of the GS. GS understands and acknowledges that if the Company is delinquent in its account with the transfer agent, the conversion request will be honored with payment for the transaction of $525.00 by GS. If the Company account is suspended due to non-payment, an account payment would need to be made for any transactions to be completed by Standard Registrar.

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The Company and the GS intend that these instructions require the placement of a restrictive legend on all applicable share certificates unless the requirements listed below are met and the GS provides the Transfer agent with an acceptable legal opinion stating that share certificates can be issued without a legend. So long as you have previously received such legal opinion from the Company (or GS counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or other exemption, including , Section 3(a)(10) of the Securities Act of 1933 (15 U.S.C. § 77c(a)(10) (1976)), without any restriction and the number of shares to be issued are less than 9.9% of the total issued and outstanding common stock of the Company, such shares should be transferred, at the option of the GS as specified in the Drawdown Notice, either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares. Until such time as you are advised by GS counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or other exemption without any restriction and the number of shares to be issued are less than 9.9%, of the total issued and outstanding common stock of the Company, you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF GS COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or other exemption without any restriction and the number of shares to be issued is less than 9.9% of the total issued and outstanding common stock of the Company, (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected and (c) such holder provides the Company and the transfer agent with reasonable assurances that such shares can be sold pursuant to Rule 144, and (d) upon receipt of standard seller and broker rep letters. Nothing herein shall be construed to require the Transfer Agent to take any action which would violate state or federal rules, regulations or law. If an instruction herein would require such a violation, such instructions, but not any other term herein, shall be void and unenforceable.

The Company shall indemnify and defend you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its and Transfer Agent’s attorney) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non- appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company or the GS in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

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The Company agrees that in the event that the Transfer Agent resigns (or is terminated) as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Company and GS agree that any action which names the Transfer Agent as a party shall be brought in a court of general jurisdiction in Nevada and no other court.

GS is intended to be a party to these instructions and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of GS. Standard Registrar participates in this instruction letter only to facilitate the appropriate share reserve and process the associated conversions. The Company or GS will not take legal action against the transfer agent related to this agreement.

Very truly yours,

DARKPULSE, INC.

By:

Title:

Acknowledged and Agreed:

STANDARD REGISTRAR & TRANSFER CO., INC.

By:

Title:

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